UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 20, 2012, the Company’s subsidiary, Tower Bank & Trust Company, entered into an Employment Agreement (“Agreement”) to employ Ms. Tina Farrington as its Executive Vice President, Chief Operating Officer with an annual base salary of $140,000.  Ms. Farrington will also be eligible for additional compensation by way of salary, bonus, stock compensation, fringe benefits, expense reimbursements for necessary business expenses incurred in connection to her employment, or otherwise as deemed appropriate.  The term of the Agreement is two years commencing on the effective date of August 20, 2012 and terminating on August 20, 2014.  The term of the agreement will automatically renew for successive terms of equal duration, unless either party provides the other written notice of its intent not to renew for  a successive term at least sixty (60) days prior to the last day of the then current term.

A copy of the Agreement is attached hereto as Exhibit 10.28

Item 9.01  Financial Statements and Exhibits.

(d)           10.28 Employment Agreement – Tina M. Farrington

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 20, 2012

TOWER FINANCIAL CORPORATION

By: /s/ Richard R. Sawyer
       Richard R. Sawyer,
       Chief Financial Officer and Secretary
       Tower Financial Corporation